Exhibit 3.1

ARTICLE V

Stock

Section 1. Issuance of Shares.  The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.

Section 2. Certificates.  (a) The shares of stock of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of such shares shall be uncertificated shares. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, any certificates for the shares of stock of the corporation shall be in such form as is consistent with the corporation’s Restated Certificate of Incorporation, as amended, and applicable law. Certificates representing shares of stock of the corporation shall be signed in the name of the corporation by the chairperson or vice chairperson of the board of directors, or the president or a vice-president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. Any or all of the signatures on any certificate may also be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.  Each certificate for shares shall be consecutively numbered or otherwise identified, shall state on the face that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share represented by the certificate or a statement that the shares are without par value.  Each certificate shall be otherwise in such form consistent with law as shall be prescribed by the board of directors. Restrictions imposed by the corporation on the transferability of the shares shall be noted or referred to conspicuously on the certificate.  No certificates shall be issued until the shares represented thereby are fully paid.

(b) Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send, or cause to be sent, to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designations, powers, preferences or other rights, and the qualifications, limitations or restrictions of such powers, preferences or rights of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s Restated Certificate of Incorporation, as amended, these bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.

(c) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Section 3. Consideration for Shares.  Each share of stock, when issued, shall be fully paid and nonassessable.   The shares of the corporation shall be issued for such consideration expressed in dollars (but not less than the par value thereof, with respect to shares having a par value) as shall be fixed from time to time by the board of directors. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. The promise of future services shall not constitute payment or part payment for shares of the corporation, and neither the promissory note of a subscriber or direct purchaser of shares from the corporation, nor the unsecured or nonnegotiable promissory note of any other person shall constitute payment or part payment for shares of the corporation.  The judgment of the board of directors as to the value of any property or services received shall, in the absence of fraud or bad faith, be conclusive upon all persons.  Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board of directors.

Section 4. Lost Certificates.   The holder of any shares of stock of the corporation shall promptly notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The corporation may issue, or cause to be issued, (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

Section 5. Transfer of Shares.  (a) Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate.  Every such transfer of stock shall be entered on the stock books of the corporation.

(b) Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

Section 6. Holders of Record.  The corporation shall be entitled to treat the record holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from the shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in the shares or rights deriving from the shares on the part of any other person, including, without limitation, a purchaser, assignee or transferee of such shares or rights deriving from the shares, unless and until the purchaser, assignee, transferee or other person becomes the record holder of the shares, whether or not the corporation shall have either actual or constructive notice of the interest.  Until the purchaser, assignee or transferee of any of the shares of the corporation has become the record holder of the shares, he shall not be entitled to receive notice of meetings, examine lists of the shareholders, receive dividends or other sums payable to shareholders, or own, enjoy and exercise any other property or rights deriving from the shares of the corporation.

Section 7. Transfer Agents, Registrars and Paying Agents.  The board of directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation.  Such agents and registrars may be located either within or outside Delaware.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

Section 8. Preemptive Rights.   No holder of shares of the corporation of any class shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares, whether now or hereafter authorized.

Section 9. Restrictions on Transfer.  The corporation shall have the right, at any time, by entering into an agreement with the holders of its then-outstanding stock, to restrict or limit the sale, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of the shares of the corporation, or any part thereof.  Such restrictions may apply to lifetime transfers as well as to transfers upon the death of a shareholder.  Regulations regarding the formalities and procedures to be followed in seeking to effect any transfer that is restricted by such an agreement may be set forth in the agreement or prescribed in these bylaws.  With respect to any such agreement to which it is a party, the corporation, on its part, shall observe and carry out the terms thereof and shall refuse to recognize any sale, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of any of the shares covered by the agreement unless the same are in conformity with the terms and conditions of the agreement and with these bylaws.  Following its adoption, a copy of any such agreement shall be filed in the principal office of the corporation, and notice of the existence of such agreement shall be displayed conspicuously on the face or back of each certificate representing shares subject to the terms and conditions of such agreement.

Section 10. Regulations.  The board of directors shall have power and authority to make such additional rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificated or uncertificated shares of stock of each class and series of the corporation.